Exhibit 21
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             Subsidiaries of the Registrant as of December 31, 1998
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A.T. Kearney (Hong Kong) Limited, a Hong Kong corporation
A.T. Kearney Australia Pty Ltd., an Australia corporation
A.T. Kearney GmbH, a Germany corporation
A.T. Kearney International, Inc., a Delaware corporation
A.T. Kearney K.K., a Japan corporation
A.T. Kearney Limited, an England corporation
A.T. Kearney Ltd., an Ontario corporation
A.T. Kearney New Zealand Limited, a New Zealand corporation
A.T. Kearney S.A. de C.V., a Mexico corporation
A.T. Kearney S.A.S., a France corporation
A.T. Kearney S.p.A., an Italy corporation
A.T. Kearney, Inc., a Delaware corporation
Centrobe, Inc., a Delaware corporation
Citymax Integrated Information Systems Ltd., an England corporation
E.D.S. de Mexico, Sociedad Anonima de Capital Variable, a Mexico corporation E.D.S. International Corporation, a Texas corporation
E.D.S. of Canada, Ltd., an Ontario corporation
E.D.S. Service, Ltd., a Japan corporation
E.D.S. World Corporation (Far East), a Nevada corporation
E.D.S. World Corporation (Netherlands), a Texas corporation
EDS (Australia) Pty Limited, an Australia corporation
EDS (Electronic Data Systems) Limited, an England corporation
EDS (Europe) S.A., a Switzerland corporation
EDS (Operations) Pty Ltd., an Australia corporation
EDS (Schweiz) AG, a Switzerland corporation
EDS Desenvoluimento de Productos Ltda., a Brazil corporation
EDS Elecktronikus Adatrendszer Kft, a Hungary corporation
EDS Electronic Data System Luxembourg S.A., a Luxembourg corporation
EDS Electronic Data Systems (Hong Kong) Limited, a Hong Kong corporation
EDS Electronic Data Systems (Philippines), Inc., a Philippines corporation
EDS Electronic Data Systems (Thailand) Co., Ltd., a Thailand corporation
EDS Electronic  Data  Systems Fertigungsindustrie  (Deutschland) GmbH, a Germany
 corporation
EDS Electronic Data Systems Industrien (Deutschland) GmbH, a Germany corporation EDS Electronic Data Systems Italia S.p.A., an Italy corporation
EDS Electronic Financial Services, Inc., a Delaware corporation
EDS Finance plc, an England corporation
EDS France S.A.S., a France corporation
EDS Holding GmbH, a Germany corporation
EDS Industrie A.G., a Switzerland corporation
EDS Information Services L.L.C., a Delaware limited liability company
EDS   Informationstechnologie   und  Service   (Deuthschland)  GmbH,  a  Germany
  corporation
EDS Informatique S.A. a Switzerland corporation
EDS Infrastructure Corporation, a Delaware corporation
EDS Ingevision S.A.S., a France corporation
EDS International (Greece), a Greece corporation
EDS International (Singapore) Pte. Limited, a Singapore corporation
EDS Kaufmannische Dienste und Informatik GmbH, a Germany corporation
EDS New Zealand Limited, a New Zealand corporation
EDS Personal Communications Corporation, a Delaware corporation
EDS Poland Sp.z.o.o., a Poland corporation



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EDS Properties Corporation, a Delaware corporation
EDS Sycon Oy, a Finland corporation
EDS Technical Products Corporation, a Delaware corporation
EDS UK Limited, an England corporation
EDS, s.r.o. a Czech Republic corporation
EDS-Electronic Data Systems de Portugal Lda., a Portugal corporation EDS-Electronic Data Systems do Brasil Ltda, a Brazil corporation
EDS-FLS Data A/S, a corporation in the Municipality of Copenhagen Electronic Data Systems (EDS Austria) GmbH, an Austria corporation Electronic Data Systems (EDS) A/S, a Norway corporation
Electronic Data Systems (EDS) CVI N.V., a Netherlands corporation Electronic Data Systems (EDS) de Argentina S.A., an Argentina corporation Electronic Data Systems (EDS) International B.V., a Netherlands corporation Electronic Data Systems (EDS) Israel, Ltd., an Israel corporation Electronic Data Systems (EDS) Sweden AB, a Sweden corporation
Electronic Data Systems (EDS-IPG) Inc., a Canada corporation
Electronic Data Systems (Ireland) Limited, an Ireland corporation Electronic Data Systems Belgium N.V., a Belgium corporation
Electronic Data Systems Colombia, S.A., a Colombia corporation
Electronic Data Systems Danmark A/S, a Denmark corporation
Electronic Data Systems de Venezuela "EDS" C.A., a Venezuela corporation Electronic Data Systems Espana S.A., a Spain corporation
Electronic Data Systems IT Services (M) Sdn. Bhd., a Malaysia corporation Electronic Data Systems Limited, an England corporation
Electronic Data Systems Taiwan corporation, a Taiwan corporation
Electronic Data Systems, Ltd., a Japan corporation
Istiservice S.p.A., an Italy corporation
Japan Systems Company Limited, a Japan corporation
La Francaise De Maintenance SCS, a France corporation
LG-EDS Systems, Inc., a Korea corporation
National Heritage Insurance Company, a Texas insurance corporation
Neodata Creative Services, Inc., a Delaware corporation
Paymaster (1836) Limited, an England corporation
Power Investment Corporation, a Nevada corporation
Progical S.A., a France corporation
S.D. International Limited, an England corporation
Sarsfield Systems Limited, an Ireland corporation
SmartHealth Inc., a Canada corporation
Subarban Limited-Liability Company, a Nevada corporation
Telecommunications International, Inc., a California corporation Unigraphics Solutions France SAS, a France corporation
Unigraphics Solutions GmbH, a Germany corporation
Unigraphics Solutions Inc., a Delaware corporation
Unigraphics Solutions Japan, Ltd., a Japan corporation
Unigraphics Solutions Limited, an England corporation
Wendover Financial Services Corporation, a North Carolina corporation